EXHIBIT 99.1

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	June 30, 2014
	(unaudited)	December 31, 2013
Assets
Investment properties:
Land	$311,299	$300,268
Building and improvements	1,373,878	1,316,608
Construction in progress	12,966	9,322
Total	1,698,143	1,626,198
Less accumulated depreciation	(115,701)	(91,490)
Net investment properties	1,582,442	1,534,708
Cash and cash equivalents	109,664	32,233
Restricted cash and escrows	10,081	5,616
Investment in marketable securities	13,101	34,070
Investment in unconsolidated entities	3,240	485
Accounts and rents receivable (net of allowance of $1,098 and $2,285, respectively)	18,291	16,996
Acquired lease intangibles, net	190,647	194,759
Deferred costs, net	6,172	6,530
Other assets	4,604	9,449
Assets held for sale, net	347	492,752
Total assets	$1,938,589	$2,327,598
Liabilities and Equity
Mortgages, credit facility and securities margin payable	$860,642	$981,298
Accounts payable and accrued expenses	13,248	7,796
Distributions payable	5,810	6,009
Accrued real estate taxes payable	7,647	4,699
Deferred investment property acquisition obligations	15,650	29,203
Other liabilities	12,590	9,692
Acquired below market lease intangibles, net	46,156	45,732
Due to related parties	309	2,074
Liabilities held for sale, net	140	277,275
Total liabilities	962,192	1,363,778

Commitments and contingencies

Redeemable noncontrolling interests	66,594	67,950

Equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 2,460,000,000 shares authorized, 117,809,586 shares issued and outstanding as of June 30, 2014 and December 31, 2013	118	118
Additional paid in capital, net of offering costs of $118,182 as of June 30, 2014 and December 31, 2013	1,053,472	1,053,472
Accumulated distributions and net income	(145,447)	(160,423)
Accumulated other comprehensive income	1,660	2,703
Total equity	909,803	895,870
Total liabilities and equity	$1,938,589	$2,327,598

See accompanying notes to consolidated financial statements.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Consolidated Statements of Operations and Other Comprehensive Income

(Dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Income:
Rental income	$35,453	$33,573	$70,319	$66,910
Tenant recovery income	8,955	8,490	18,089	17,281
Other property income	2,353	988	3,541	4,407
Total income	46,761	43,051	91,949	88,598
Expenses:
General and administrative expenses	2,815	1,758	4,765	3,562
Acquisition related costs	196	213	287	431
Liquidity event costs	1,229	554	4,070	554
Property operating expenses	7,689	7,524	16,319	15,712
Real estate taxes	5,544	4,754	10,778	9,639
Depreciation and amortization	18,429	17,767	35,958	36,724
Business management fee-related party	3,145	3,687	6,591	7,187
Total expenses	39,047	36,257	78,768	73,809
Operating income	7,714	6,794	13,181	14,789
Interest, dividend and other income	536	939	1,247	1,758
Realized gain on sale of marketable securities	1,818	81	1,842	107
Interest expense	(9,853)	(10,186)	(20,208)	(20,202)
Equity in income of unconsolidated entities	185	58	255	213
Income (loss) from continuing operations	400	(2,314)	(3,683)	(3,335)
Income from discontinued operations	24,160	1,377	55,088	3,104
Net income (loss)	24,560	(937)	51,405	(231)
Net income attributable to redeemable noncontrolling interests	(679)	(546)	(1,376)	(1,047)
Net income (loss) attributable to common stockholders	$23,881	$(1,483)	$50,029	$(1,278)

Basic and diluted earnings per common share:
Continuing operations attributable to common stockholders	$0.00	$(0.02)	$(0.04)	$(0.04)
Discontinued operations attributable to common stockholders	0.20	0.01	0.47	0.03
Net income (loss) attributable to common stockholders	$0.20	$(0.01)	$0.43	$(0.01)
Weighted average number of common shares outstanding, basic and diluted	117,809,586	116,255,280	117,809,586	115,820,079

Comprehensive income:
Net income (loss)	$24,560	$(937)	$51,405	$(231)
Other comprehensive (loss) income:
Unrealized (loss) gain on marketable securities	(972)	(2,161)	849	544
Unrealized (loss) gain on derivatives	(876)	4,874	(1,892)	5,039
Comprehensive income	22,712	1,776	50,362	5,352
Redeemable noncontrolling interests	(679)	(546)	(1,376)	(1,047)
Comprehensive income attributable to common stockholders	$22,033	$1,230	$48,986	$4,305

See accompanying notes to consolidated financial statements.

Inland Diversified Real Estate Trust, Inc.

Consolidated Statements of Equity

For the six months ended June 30, 2014

(Dollars in thousands)

(unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital, Net of Offering Costs	Accumulated Distributions and Net Income	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2014	117,809,586	$118	$1,053,472	$(160,423)	$2,703	$895,870
Distributions declared	—	—	—	(35,053)	—	(35,053)
Unrealized gain on marketable securities	—	—	—	—	849	849
Unrealized loss on derivatives	—	—	—	—	(1,892)	(1,892)
Net income (excluding income attributable to redeemable noncontrolling interests of $1,376)	—	—	—	50,029	—	50,029
Balance at June 30, 2014	117,809,586	$118	$1,053,472	$(145,447)	$1,660	$909,803

See accompanying notes to consolidated financial statements.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operations:
Net income (loss)	$51,405	$(231)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	36,550	45,480
Amortization of debt premium and financing costs	570	665
Amortization of acquired above market leases	2,956	3,740
Amortization of acquired below market leases	(1,570)	(1,892)
Gain on sales of investment properties, net	(50,515)	—
Fair value adjustment of deferred investment property acquisition obligations	(1,065)	(274)
Straight-line rental income	(1,974)	(3,232)
Equity in income of unconsolidated entities	(255)	(213)
Payment of leasing fees	(355)	(202)
Realized gain on sale of marketable securities	(1,842)	(107)
Changes in assets and liabilities:
Restricted escrows	(31)	(208)
Accounts and rents receivable, net	4,685	(5,217)
Other assets	497	(3,294)
Accounts payable and accrued expenses	909	343
Accrued real estate taxes payable	1,987	4,134
Other liabilities	(2,853)	699
Due to related parties	(1,758)	507
Net cash flows provided by operating activities	37,341	40,698

Cash flows from investing activities:
Purchase of investment properties	(84,061)	(15,945)
Construction in progress, capital expenditures and tenant improvements	(3,697)	(3,018)
Purchase of marketable securities	(36)	(125)
Sale of marketable securities	23,696	3,199
Proceeds from sales of investment properties	382,484	—
Restricted escrows	(2,494)	(1,312)
Repayment of notes receivable	7	11,004
Investment in notes receivable	(1,522)	(2,282)
Investment in unconsolidated entities	(2,500)	—
Net cash flows provided by (used in) investing activities	311,877	(8,479)

Cash flows from financing activities:
Proceeds from the distribution reinvestment plan	—	20,786
Shares repurchased	—	(4,323)
Proceeds from mortgages payable	—	16,983
Principal payments on mortgages payable	(170,951)	(6,340)
Proceeds from credit facility	—	(21,000)
Principal payments on credit facility	(52,500)	—
Proceeds from securities margin debt	56	171
Principal payments on securities margin debt	(10,397)	(4,508)
Payment of loan fees and deposits	(11)	(112)
Distributions paid	(35,252)	(34,547)
Settlement of redeemable noncontrolling interests	(1,416)	—
Payment of preferred return to redeemable noncontrolling interests	(1,316)	(820)
Payment of amount due to related parties	—	(724)
Net cash flows used in financing activities	(271,787)	(34,434)

Net increase (decrease) in cash and cash equivalents	77,431	(2,215)
Cash and cash equivalents, at beginning of period	32,233	36,299
Cash and cash equivalents, at end of period	$109,664	$34,084

See accompanying notes to consolidated financial statements.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(continued)

(unaudited)

	Six Months Ended June 30,
	2014	2013
Supplemental disclosure of cash flow information:
In conjunction with the purchase of investment properties, the Company acquired assets and assumed liabilities as follows:
Land	$11,031	$269
Building and improvements	55,710	1,069
Acquired in-place lease intangibles	9,593	178
Acquired above market lease intangibles	542	—
Acquired below market lease intangibles	(1,975)	—
Tenant improvement payable	(249)	—
Settlement of deferred investment property acquisition obligations	12,612	34,905
Other liabilities	(296)	(3)
Other assets	64	—
Accrued real estate taxes payable	(248)	—
Issuance of redeemable noncontrolling interest	—	(20,473)
Repayment of note payable	1,333	—
Partial settlement of note receivable	(4,056)	—
Purchase of investment properties	$84,061	$15,945
Cash paid for interest	$24,140	$25,723
Supplemental schedule of non-cash investing and financing activities:
Distributions payable	$5,810	$5,745
Assumption of mortgages payable related to sales of investment properties	$153,694	$—

See accompanying notes to consolidated financial statements.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Readers of this Quarterly Report should refer to the audited consolidated financial statements of Inland Diversified Real Estate Trust, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) for the year ended December 31, 2013, which are included in the Company’s 2013 Annual Report as certain footnote disclosures contained in such audited consolidated financial statements have been omitted from this Quarterly Report. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for the fair presentation have been included in this Quarterly Report.

(1) Organization

Inland Diversified Real Estate Trust, Inc. (which may be referred to herein as the “Company,” “we,” “us,” or “our”) was formed on June 30, 2008 (inception) to acquire and develop a diversified portfolio of commercial real estate investments located in the United States and Canada. The Company has entered into a Business Management Agreement (the “Agreement”) with Inland Diversified Business Manager & Advisor, Inc. (the “Business Manager”), to be the Business Manager to the Company. The Business Manager is a related party to our sponsor, Inland Real Estate Investment Corporation (the “Sponsor”). In addition, Inland Diversified Real Estate Services LLC, Inland Diversified Asset Services LLC, Inland Diversified Leasing Services LLC and Inland Diversified Development Services LLC, which are indirectly controlled by the four principals of The Inland Group, Inc. (collectively, the “Real Estate Managers”), serve as the Company’s real estate managers. The Company was authorized to sell up to 500,000,000 shares of common stock (“Shares”) at $10.00 each in its “best efforts” offering which commenced on August 24, 2009 and up to 50,000,000 shares at $9.50 each pursuant to the Company’s distribution reinvestment plan (“DRP”). The “best efforts” portion of the offering was completed on August 23, 2012. On November 13, 2013, the Company’s board of directors voted to suspend the DRP until further notice, effective immediately. On November 13, 2013, the Company’s board of directors also voted to suspend the share repurchase program, as amended (“SRP”), until further notice, effective December 13, 2013.

At June 30, 2014, the Company owned 60 retail properties, totaling 10.7 million square feet, including 24 multi-family units. As of June 30, 2014, the portfolio had a weighted average physical occupancy and economic occupancy of 95.2% and 96.2%, respectively. Economic occupancy excludes square footage associated with an earnout component. At the time that we acquired certain properties, the purchase agreement contained an earnout component to the purchase price, meaning the Company did not pay a portion of the purchase price at closing related to certain vacant spaces, although it owns the entire property. The Company is not obligated to settle this contingent purchase price unless the seller obtains leases for the vacant space within the time limits and parameters set forth in the applicable acquisition agreement (see note 16).

Merger

On July 1, 2014, the Company completed the previously announced merger with Kite Realty Group Trust, (NYSE: KRG) a publicly traded Maryland real estate investment trust (“Kite”), and KRG Magellan, LLC, a Maryland limited liability company and a direct wholly owned subsidiary of Kite (“Merger Sub”), in accordance with the merger agreement (the “Merger Agreement”) dated as of February 9, 2014. The Merger Agreement provides for, upon the terms and conditions of the Merger Agreement, the merger of the Company with and into Merger Sub, with Merger Sub surviving the merger as a direct wholly owned subsidiary of Kite (the “Merger”). Pursuant to the terms and conditions of the Merger Agreement, on July 1, 2014, each outstanding share of the Company’s common stock was converted into shares of beneficial interest of Kite, par value $0.01 per share (“Kite Common Shares”), based on an exchange ratio of 1.707 Kite Common Shares for each share of our common stock.

Pursuant to the Merger Agreement, upon the closing of the Merger on July, 1, 2014, the board of trustees of Kite consisted of nine members, six of whom were current trustees of Kite and three of whom were designated by us.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

On June 24, 2014 the stockholders of the Company and stockholders of Kite voted in favor of the proposal to approve the previously announced Merger.

In connection with the execution of Merger Agreement, the Company entered into a Master Liquidity Event Agreement (the “Master Agreement”) with the Business Manager, the Real Estate Managers, and certain other affiliates of the Business Manager. The Master Agreement sets forth the terms of the consideration due to the Business Manager and the Real Estate Managers in connection with the Merger, provides for the automatic termination upon the closing of the Merger of the Company’s agreements with the Business Manager, the Real Estate Managers, certain other agreements between the Company and affiliates of the Business Manager, including certain other agreements in order to facilitate the Merger. Pursuant to the Master Agreement, the Company agreed that the liquidity event fee payable by the Company to the Business Manager upon the consummation of the Merger would be $12,000.

Net Lease Sale Transactions

On December 16, 2013, the Company, Inland Diversified Cumming Market Place, L.L.C., a Delaware limited liability company and the Company’s subsidiary (“Market Place”), and Bulwark Corporation, a Delaware corporation and the Company’s subsidiary(“Bulwark”), entered into two Purchase and Sale Agreements with Realty Income Corporation, a Maryland corporation and unaffiliated third party purchaser (“Realty Income”), which collectively provide for the sale of a total of 84 of the Company’s single tenant, net leased properties (the “Net Lease Properties”) to Realty Income in a series of transactions which the Company refers to collectively as the “Net Lease Sale Transactions.” (see note 4)

The Purchase and Sale Agreement by and among Bulwark, the Company and Realty Income provides for the sale by Bulwark to Realty Income of 100% of the limited liability company membership interests in certain Delaware limited liability companies owned by Bulwark which own, directly or indirectly, a portfolio of nine net-leased commercial real estate properties (collectively, the “Bulwark Properties”).

The Purchase and Sale Agreement by and among the Company, Market Place, and Realty Income (as amended, the “Net-Lease Purchase Agreement”) provides for (1) the sale by the Company to Realty Income of 100% of the limited liability company membership interests in certain Delaware limited liability companies which own, directly or indirectly, a portfolio of 74 net-leased commercial real estate properties (collectively, the “Net-Lease Properties”), and (2) the sale by Market Place to Realty Income of fee simple title to a single net-leased commercial real estate property (the “Market Place Property”). The Net-Lease Purchase Agreement provides that the Net Lease Properties and the Market Place Property will be sold to Realty Income in two separate tranches.

The sale of the Net Lease Properties during the six months ended June 30, 2014 is summarized in the following table.

Transaction	Sale Date	Number of Properties Sold	Aggregate Purchase Price	Net Proceeds (1)
Tranche I	January 31, 2014	46	$201,955	$126,312
Bulwark	March 31, 2014	9	72,304	22,172
Tranche II (a)	April 1, 2014	13	93,605	41,773
Tranche II (b)	April 30, 2014	12	63,434	30,534
Tranche II (c)	May 9, 2014	3	44,422	15,140
Tranche II (d)	June 2, 2014	1	27,293	27,154
	Total	84	$503,013	$263,085

(1)                  After repayment or assumption of mortgages payable, prorations and payment of closing costs.

Other Sale Transactions

On June 12, 2014, the Company sold the multi-family property known as The Crossing at Hillcroft to an unrelated third party for an aggregate cash sale price of $25,500 and net proceeds to the Company from the sale of $12,170 after repayment of the mortgage payable, prorations and payment of closing costs (see note 4).

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

On June 26, 2014, the Company sold the multi-family property known as One Webster to an unrelated third party for an aggregate cash sale price of $22,350 and net proceeds to the Company from the sale of $8,934 after assumption of the mortgage payable, prorations and payment of closing costs (see note 4).

(2) Summary of Significant Accounting Policies

General

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain amounts in the prior period consolidated financial statements have been reclassified to conform with the current year presentation. The reclasses primarily represent reclassifications of assets and liabilities to assets and liabilities held for sale as well as revenue and expenses to discontinued operations.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company, as well as all wholly owned subsidiaries and entities in which the Company has a controlling financial interest. Interests of third parties in these consolidated entities are reflected as noncontrolling interests in the accompanying consolidated financial statements. Wholly owned subsidiaries generally consist of limited liability companies (LLCs). All intercompany balances and transactions have been eliminated in consolidation.

Each property is owned by a separate legal entity which maintains its own books and financial records and each entity’s assets are not available to satisfy the liabilities of other affiliated entities, except for certain properties which have cross-collateralized first mortgages as previously disclosed.

The Company consolidates the operations of a joint venture if it determines that it’s either the primary beneficiary of a variable interest entity (“VIE”) or has substantial influence and control of the entity. The primary beneficiary is the party that has the ability to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses and right to receive the returns from the VIE that would be significant to the VIE. There are significant judgments and estimates involved in determining the primary beneficiary of a variable interest entity or the determination of who has control and influence of the entity. When the Company consolidates an entity, the assets, liabilities and results of operations will be included in the consolidated financial statements.

In instances where the Company is not the primary beneficiary of a variable interest entity or it does not control the joint venture, the Company uses the equity method of accounting. Under the equity method, the operations of a joint venture are not consolidated with the Company’s operations but instead its share of operations would be reflected as equity in income of unconsolidated entities on the consolidated statements of operations and other comprehensive income. Additionally, the Company’s investment in the entities is reflected as investment in unconsolidated entities on the consolidated balance sheets.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

Recently Issued Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which amends GAAP to require reporting of discontinued operations only if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. This pronouncement will be effective for the first annual reporting period beginning after December 15, 2015 with early adoption permitted. The Company adopted this accounting pronouncement effective January 1, 2014. This pronouncement does not have any effect on investment properties held for sale as of December 31, 2013.

Cash and Cash Equivalents

The Company considers all demand deposits and money market accounts and all short-term investments with a maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions. The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

Restricted Cash and Escrows

The Company had restricted escrows of $5,578 and $5,616, excluding amounts related to investment properties held for sale, as of June 30, 2014 and December 31, 2013, respectively, which consist of cash held in escrow based on lender requirements for collateral or funds to be used for the payment of insurance, real estate taxes, tenant improvements and leasing commissions. Additionally, the Company had restricted cash of $4,503 and $0 as of June 30, 2014 and December 31, 2013, respectively, which consist of cash held as collateral on an interest rate swap.

Revenue Recognition

The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. If the Company is the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Company concludes it is not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded by the Company under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements. The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the consolidated balance sheets. Due to the impact of the straight-line basis, rental income generally will be greater than the cash collected in the early years and decrease in the later years of a lease. The Company periodically reviews the collectability of outstanding receivables. Allowances are taken for those balances that the Company deems to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenses are incurred. The Company makes certain assumptions and judgments in estimating the reimbursements at

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

the end of each reporting period. The Company does not expect the actual results to materially differ from the estimated reimbursement.

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, the tenant is no longer occupying the property and amounts due are considered collectible. Upon early lease termination, the Company provides for gains or losses related to unrecovered intangibles and other assets.

As a lessor, the Company defers the recognition of contingent rental income, such as percentage rent, until the specified target that triggered the contingent rental income is achieved.

Capitalization and Depreciation

Real estate acquisitions are recorded at cost less accumulated depreciation. Improvement and betterment costs are capitalized, and ordinary repairs and maintenance are expensed as incurred.

Transactional costs in connection with the acquisition of real estate properties and businesses are expensed as incurred.

Depreciation expense is computed using the straight-line method. Building and improvements are depreciated based upon estimated useful lives of 30 years and 5-15 years for furniture, fixtures and equipment and site improvements.

Tenant improvements are amortized on a straight-line basis over the shorter of the life of the asset or the term of the related lease as a component of depreciation and amortization expense. Leasing fees are amortized on a straight-line basis over the term of the related lease as a component of depreciation and amortization expense. Loan fees are amortized on a straight-line basis, which approximates the effective interest method, over the term of the related loans as a component of interest expense.

Cost capitalization and the estimate of useful lives require judgment and include significant estimates that can and do change.

Depreciation expense, excluding amounts related to discontinued operations, was $12,264 and $11,729 for the three months ended June 30, 2014 and 2013, respectively and $24,211 and $23,477 for the six months ended June 30, 2014 and 2013, respectively.

Fair Value Measurements

The Company has estimated fair value using available market information and valuation methodologies the Company believes to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts that would be realized upon disposition.

The Company defines fair value based on the price that it believes would be received upon sale of an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy consists of three broad levels, which are described below:

•                  Level 1—Quoted prices in active markets for identical assets or liabilities.

•                  Level 2—Quoted prices in active markets for similar assets or liabilities; quoted prices in markets that are not active; and model-derived valuations whose inputs are observable.

•                  Level 3—model-derived valuations with unobservable inputs that are supported by little or no market activity.

Acquisition of Investment Properties

Upon acquisition, the Company determines the total purchase price of each property (see note 3), which includes the estimated contingent consideration to be paid or received in future periods (see note 16). The Company allocates the total purchase price of properties and businesses based on the fair value of the tangible and intangible assets acquired and liabilities assumed based on Level 3 inputs, such as comparable sales values, discount rates, capitalization rates, revenue and expense growth rates and lease-up assumptions, from a third party appraisal or other market sources.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

Certain of the Company’s properties included earnout components to the purchase price, meaning the Company did not pay a portion of the purchase price of the property at closing, although the Company owns the entire property. The Company is not obligated to settle the contingent portion of the purchase prices unless space which was vacant at the time of acquisition is later leased by the seller within the time limits and parameters set forth in the related acquisition agreements. The earnout payments are based on a predetermined formula applied to rental income received. The earnout agreements have a limited obligation period ranging from one to three years from the date of acquisition. If at the end of the time period certain space has not been leased, occupied and rent producing, the Company will have no further obligation to pay additional purchase price consideration and will retain ownership of that entire property. Based on its best estimate, the Company has recorded a liability for the potential future earnout payments using estimated fair value at the date of acquisition using Level 3 inputs including lease-up periods ranging from one to three years, market rents ranging from $9.60 to $45.00, probability of occupancy ranging from 90% to 100% based on leasing activity and discount rates, generally 10%. The Company has recorded these earnout amounts as additional purchase price of the related properties and as a liability included in deferred investment property acquisition obligations on the consolidated balance sheets. The liability increases as the anticipated payment date draws near based on a present value; such increases in the liability are recorded as amortization expense on the consolidated statements of operations and other comprehensive income. The Company records changes in the underlying liability assumptions to other property income on the consolidated statements of operations and other comprehensive income.

The portion of the purchase price allocated to acquired above market lease value and acquired below market lease value are amortized on a straight-line basis over the term of the related lease as an adjustment to rental income. For below-market lease values, the amortization period includes bargain renewal option periods at a fixed rate. Amortization pertaining to the above market lease value, excluding amounts related to discontinued operations, of $1,606 and $1,434 was recorded as a reduction to rental income for the three months ended June 30, 2014 and 2013, respectively, and $2,692 and $3,325 for the six months ended June 30, 2014 and 2013, respectively. Amortization pertaining to the below market lease value, excluding amounts related to discontinued operations, of $863 and $697 was recorded as an increase to rental income for the three months ended June 30, 2014 and 2013, respectively and $1,550 and $1,856, for the six months ended June 30, 2014 and 2013, respectively.

The portion of the purchase price allocated to acquired in-place lease value is amortized on a straight-line basis over the acquired leases’ weighted-average remaining term. The Company incurred amortization expense pertaining to acquired in-place lease intangibles, excluding amounts related to discontinued operations, of $6,078 and $5,456 for the three months ended June 30, 2014 and 2013, respectively, and $11,555 and $11,447 for the six months ended June 30, 2014 and 2013, respectively. The portion of the purchase price allocated to customer relationship value is amortized on a straight-line basis over the weighted-average remaining lease term. As of June 30, 2014, no amount has been allocated to customer relationship value.

The following table summarizes the Company’s identified intangible assets and liabilities, excluding amounts related to investment properties held for sale, as of June 30, 2014 and December 31, 2013.

	June 30,	December 31,
	2014	2013
Intangible assets:
Acquired in-place lease value	$221,837	$213,155
Acquired above market lease value	34,861	35,079
Accumulated amortization	(66,051)	(53,475)
Acquired lease intangibles, net	$190,647	$194,759
Intangible liabilities:
Acquired below market lease value	$52,966	$51,168
Accumulated amortization	(6,810)	(5,436)
Acquired below market lease intangibles, net	$46,156	$45,732

As of June 30, 2014, the weighted average amortization periods for acquired in-place lease, above market lease and below market lease intangibles, excluding amounts related to investment properties held for sale, are 12, 9 and 23 years, respectively.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

Estimated amortization of the respective intangible lease assets and liabilities, excluding amounts related to investment properties held for sale, as of June 30, 2014 for each of the five succeeding years and thereafter is as follows:

	In-place Leases	Above Market Leases	Below Market Leases
2014 (remainder of year)	$11,113	$2,038	$1,448
2015	21,951	3,869	2,807
2016	21,429	3,539	2,677
2017	20,483	3,201	2,636
2018	17,816	2,272	2,546
Thereafter	75,926	7,010	34,042
Total	$168,718	$21,929	$46,156

Investment Properties Held For Sale

The Company will classify an investment property as held for sale in the period in which it has committed to a plan to dispose of the property, the Company’s Board of Directors has approved the sale of the property, are in the process of finding or have found a buyer, the property is available for immediate sale and subject only to sales terms that are usual and customary, and the sale of the property is probable and is expected to be completed within one year without significant changes. The Company suspends depreciation on the investment properties held for sale, including depreciation for tenant improvements and additions, as well as on the amortization of acquired in-place leases. The Company will classify the assets and related liabilities as held for sale in its consolidated balance sheets in the period the held for sale criteria is met and reclassify for presentation purposes the related results of operations for all prior periods presented. The Company does not allocate any general and administrative expenses to discontinued operations and only interest expense to the extent the held for sale property is secured by specific mortgage debt and the mortgage debt will not be assigned to another property owned by the Company after the disposition. During December 2013, the Net Lease Properties and during June 2014, the multi-family properties met the criteria to be held for sale and were classified as held for sale. Assets and liabilities related to the Merger Agreement were not classified as held for sale.

Disposition of Real Estate

The Company accounts for dispositions in accordance with U.S. GAAP. The Company recognizes a gain or loss in full when a property is sold. A sale is considered complete when the profit is determinable, the collectability of the sales price is reasonably assured or can be estimated, and when the earnings process is virtually complete, and the Company is not obliged to perform significant activities after the sale to earn the profit. The Company records the transaction as discontinued operations for all periods presented in accordance with U.S. GAAP.

Impairment of Investment Properties

The Company assesses the carrying values of its respective long-lived assets classified as held and used whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. Recoverability of the assets is measured by comparison of the carrying amount of the asset to the estimated future undiscounted cash flows. In order to review its assets for recoverability, the Company considers current market conditions, as well as its intent with respect to holding or disposing of the asset. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third party appraisals, where considered necessary (Level 3 inputs). If the Company’s analysis indicates that the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, the Company recognizes an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the real estate property.

The Company estimates the future undiscounted cash flows based on the estimated future net rental income from operating the property and termination value.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

The use of projected future cash flows is based on assumptions that are consistent with our estimates of future expectations and the strategic plan the Company uses to manage its underlying business. However, assumptions and estimates about future cash flows, including comparable sales values, discount rates, capitalization rates, revenue and expense growth rates and lease-up assumptions which impact the discounted cash flow approach to determining value are complex and subjective. Changes in economic and operating conditions and the Company’s ultimate investment intent that occur subsequent to the impairment analysis could impact these assumptions and result in future impairment charges of the real estate properties.

The Company assesses the carrying value for all properties classified as held for sale for possible impairment. If the fair value less selling costs is less than the current carrying value, the Company recognizes an impairment charge for the amount by which the carrying value exceeds the fair value less selling costs.

During the three and six months ended June 30, 2014 and 2013, the Company incurred no impairment charges for any investment property classified as held and used or held for sale.

Impairment of Marketable Securities

The Company assesses its investments in marketable securities for impairment. A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other-than-temporary will result in an impairment to reduce the carrying amount to fair value using Level 1 and 2 inputs (see note 7). The impairment will be charged to earnings and a new cost basis for the security will be established. To determine whether impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in. The Company considers the following factors in evaluating our securities for impairments that are other than temporary:

•                  declines in the REIT and overall stock market relative to our security positions;

•                  the estimated net asset value (“NAV”) of the companies it invests in relative to their current market prices; and

•                  future growth prospects and outlook for companies using analyst reports and company guidance, including dividend coverage, NAV estimates and growth in “funds from operations,” or “FFO,” and duration of the decline in the value of the securities.

During the three and six months ended June 30, 2014 and 2013, the Company incurred no other-than-temporary impairment charges.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

Redeemable Noncontrolling Interests

Certain of the Company’s consolidated joint ventures have issued units to noncontrolling interest holders that are redeemable at the noncontrolling interest holder’s option for cash or for shares of the Company’s common stock at the Company’s option. If the noncontrolling interest holder seeks redemption of its units for the Company’s shares, the joint ventures may redeem the units through issuance of common shares by the Company on a one-for-one basis or through cash settlement at the redemption price. The redemption is at the option of the holder after passage of time or upon the occurrence of an event that is not solely within the control of the joint ventures. Because redemption of the noncontrolling interests is outside of the applicable joint venture’s control, the interests are presented on the consolidated balance sheets outside of permanent equity as redeemable noncontrolling interests. None of the noncontrolling interests are currently redeemable, but it is probable that the noncontrolling interests will become redeemable. Based on such probability, the Company measures and records the noncontrolling interests at their maximum redemption amount at each balance sheet date. Any adjustments to the carrying amount of the redeemable noncontrolling interests for changes in the maximum redemption amount are recorded to additional paid in capital in the period of the change (see note 11).

REIT Status

The Company has qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ended December 31, 2009. Because the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on taxable income that is distributed to stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distributes at least 90% of its taxable income (subject to certain adjustments) to its stockholders. The Company will monitor the business and transactions that may potentially impact our REIT status. If the Company fails to qualify as a REIT in any taxable year, without the benefit of certain relief provisions, the Company will be subject to federal (including any applicable alternative minimum tax) and state income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property or net worth and federal income and excise taxes on its undistributed income.

Derivatives

The Company uses derivative instruments, such as interest rate swaps, primarily to manage exposure to interest rate risks inherent in variable rate debt. The Company may also enter into forward starting swaps or treasury lock agreements to set the effective interest rate on a planned fixed-rate financing. The Company’s interest rate swaps involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. In a forward starting swap or treasury lock agreement that the Company cash settles in anticipation of a fixed rate financing or refinancing, the Company will receive or pay an amount equal to the present value of future cash flow payments based on the difference between the contract rate and market rate on the settlement date. The Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedging instruments under the accounting requirements for derivatives and hedging.

(3) Acquisition

On March 21, 2014, the Company acquired a fee simple interest in a 111,271 square foot retail property known as Memorial Commons located in Goldsboro, North Carolina. The Company purchased this property from an unaffiliated third party for $17,810.

On April 25, 2014, the Company acquired a fee simple interest in a 252,370 square foot retail property known as Hitchcock Plaza located in Aiken, South Carolina. The Company purchased this property from an unaffiliated third party for $28,919.

On May 16, 2014, the Company acquired a fee simple interest in a 93,377 square foot retail property known as Westside Market located in Frisco, Texas. The Company purchased this property from an unaffiliated third party for $24,000.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

On June 25, 2014, the Company acquired a fee simple interest in two retail buildings totaling 18,812 square feet located by one of the Company’s owned property known as The Shoppes at Branson Hills located in Branson, Missouri. The Company purchased these buildings from an unaffiliated third party for $4,808.

Certain of these properties were acquired to satisfy the Company’s Merger closing conditions related to the completion of certain Net Lease Sale Transactions for the purpose of Section 1031 of the Internal Revenue Code.

The following table presents certain additional information regarding the Company’s acquisitions during the six months ended June 30, 2014. The amounts recognized for major assets acquired and liabilities assumed as of the acquisition date:

Property Name	Land	Building and Improvements	Acquired Lease Intangibles
Memorial Commons	$1,568	$14,069	$2,067
Hitchcock Plaza	4,260	21,156	3,503
Westside Market	4,194	16,687	2,590
The Shoppes at Branson Hills - Outparcels	1,009	3,798	—
Total	$11,031	$55,710	$8,160

For the properties acquired during the six months ended June 30, 2014, the Company recorded revenue of $1,243 and property net income of $520 not including expensed acquisition related costs.

(4) Discontinued Operations and Investment Properties Held for Sale

On December 16, 2013, the Company entered into the Purchase and Sale Agreement, providing for the sale of the Net Lease Properties in an all-cash transaction with a gross sales price of $503,013. The Tranche I closing and Bulwark Closing were completed on January 31, 2014 and March 31, 2104, respectively. The Tranche II closings were completed in April, May and June 2014 in multiple closings. The Net Lease Properties qualified for held for sale accounting treatment upon meeting all applicable GAAP criteria on December 16, 2013, at which time depreciation and amortization was suspended. The assets and liabilities associated with these properties are separately classified as held for sale in the consolidated balance sheets as of June 30, 2014 and December 31, 2013. The Company also sold the two multi-family properties on June 12, 2014 and June 26, 2014, which are included in discontinued operations. All periods presented on the consolidated balance sheets and consolidated statements of operations and other comprehensive income have been adjusted to conform to the current period presentation. Properties relating to the Merger Agreement were classified as held and used as of June 30, 2014 and December 31, 2013.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

The following table presents the assets and liabilities associated with the held for sale properties:

	June 30,	December 31,
	2014	2013
Assets
Investment properties:
Land	$—	$94,067
Building and improvements	—	352,562
Total	—	446,629
Less accumulated depreciation	—	(23,608)
Net investment properties	—	423,021
Restricted cash and escrows	—	1,939
Accounts and rents receivable, net	219	4,225
Acquired lease intangibles, net	—	60,504
Deferred costs, net	—	2,717
Other assets	128	346
Total assets held for sale	$347	$492,752
Liabilities
Mortgages payable	$—	$266,976
Accounts payable and accrued expenses	27	1,090
Accrued real estate taxes payable	99	812
Other liabilities	14	7,039
Acquired below market lease intangibles, net	—	1,358
Total liabilities held for sale	$140	$277,275

The Company will have no continuing involvement with any of its disposed properties subsequent to their disposal. The Company recorded a gain on sale of $50,515 relating to the the sale of the Net Lease Properties and multi-family properties that were completed during the six months ended June 30, 2014.

The results of operations for the investment properties that are accounted for as discontinued operations are presented in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Income:
Rental income	$2,236	$10,071	$10,014	$20,392
Tenant recovery income	(2)	403	247	1,097
Other property income	63	103	159	215
Total income	2,297	10,577	10,420	21,704
Expenses:
General and administrative expenses	2	(153)	2	—
Property operating expenses	685	1,217	1,464	2,241
Real estate taxes	199	651	779	1,422
Depreciation and amortization	271	4,360	592	8,756
Total expenses	1,157	6,075	2,837	12,419
Operating income	1,140	4,502	7,583	9,285
Interest, dividend and other income	—	—	—	1
Gain on sale of investment properties, net	23,599	—	50,515	—
Interest expense	(579)	(3,125)	(3,010)	(6,182)
Income from discontinued operations	24,160	1,377	55,088	3,104
Redeemable noncontrolling interests associated with discontinued operations	—	(18)	(18)	(36)
Net income from discontinued operations attributable to common stockholders	$24,160	$1,359	$55,070	$3,068

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

(5) Operating Leases

Minimum lease payments to be received under operating leases, including ground leases and excluding leases relating to discontinued operations and multi-family units (lease terms of twelve-months or less), as of June 30, 2014 for the years indicated, assuming no expiring leases are renewed, are as follows:

Minimum Lease Payments
2014 (remainder of year)	$70,102
2015	136,939
2016	130,244
2017	118,563
2018	96,785
Thereafter	627,731
Total	$1,180,364

The remaining lease terms range from less than one year to 72 years. Most of the revenue from the Company’s properties consists of rents received under long-term operating leases. Some leases require the tenant to pay fixed base rent paid monthly in advance, and to reimburse the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the Company and recoverable under the terms of the lease. Under these leases, the Company pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid. Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed base rent as well as all costs and expenses associated with occupancy. Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations and other comprehensive income. Under leases where all expenses are paid by the Company, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations and other comprehensive income.

(6) Unconsolidated Entities

The Company is a member of a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and three related parties, Inland Real Estate Corporation, Inland American Real Estate Trust, Inc. and Inland Real Estate Income Trust, Inc., and a third party, Retail Properties of America, Inc., and is serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc. The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance. The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program. This entity is considered to be a variable interest entity (VIE) as defined in U.S. GAAP and the Company is not considered to be the primary beneficiary. Therefore, this investment is accounted for utilizing the equity method of accounting. The Company’s risk of loss is limited to its investment in the Insurance Captive and it is not required to fund additional capital to the entity.

The Company’s share of net income from its investment in the unconsolidated entity is based on the ratio of each member’s premium contribution to the venture. The Company was allocated income of $185 and $58 for the three months ended June 30, 2014 and 2013, respectively and income of $255 and $213 for the six months ended June 30, 2014 and 2013, respectively.

On June 18, 2014, the Company purchased a $2,500 interest in the Keller TX Retail DST, a newly formed Delaware statutory trust (the “Trust”) through Inland Private Capital Corporation, which is a wholly owned subsidiary of a related party, The Inland Group, Inc. The Trust owns the real estate and improvements of a single-story, freestanding retail building totaling 56,722 square feet. The property is 100% leased and occupied by two tenants, Sprouts and Michaels, and is located in Keller, Texas. This entity is considered to be a variable interest entity (VIE) as defined in U.S. GAAP and the Company is not considered to be

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

the primary beneficiary. Therefore, this investment is accounted for utilizing the equity method of accounting. This investment was completed to satisfy the Company’s Merger closing conditions related to the completion of certain Net Lease Sale Transactions for the purpose of Section 1031 of the Internal Revenue Code.

		Ownership % at		Investment at
Joint Venture	Description	June 30, 2014	December 31, 2013	June 30, 2014	December 31, 2013
Oak Property & Casualty LLC	Insurance Captive	20.0%	20.0%	$739	$484
Keller TX Retail DST	DST	22.9%	—%	$2,500	$—

On May 28, 2009, the Company purchased 1,000 shares of common stock in the Inland Real Estate Group of Companies for $1, which are accounted for under the cost method and included in investment in unconsolidated entities on the consolidated balance sheets.

(7) Investment in Marketable Securities

Investment in marketable securities of $13,101 and $34,070 at June 30, 2014 and December 31, 2013, respectively, consists of primarily preferred and common stock and corporate bond investments in other publicly traded REITs which are classified as available-for-sale securities and recorded at fair value. The cost basis of the Company’s investment in marketable securities was $11,674 and $33,492 at June 30, 2014 and December 31, 2013, respectively.

Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. The Company has recorded an accumulated net unrealized gain of $1,427 and $578 on the consolidated balance sheets as of June 30, 2014 and December 31, 2013, respectively. The Company had net unrealized losses of $972 and $2,161 for the three months ended June 30, 2014 and 2013, respectively, and net unrealized gains of $849 and $544 for the six months ended June 30, 2014 and 2013, respectively. These unrealized gains and losses have been recorded as other comprehensive income in the consolidated statements of operations and other comprehensive income.

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis or first-in, first-out basis. The Company had realized gains of $1,818 and $81 for the three months ended June 30, 2014 and 2013, respectively and net realized gains of $1,842 and $107 for the six months ended June 30, 2014 and 2013, respectively. These gains have been recorded as realized gain on sale of marketable securities in the consolidated statements of operations and other comprehensive income.

The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and believes that decline to be other-than-temporary, which includes determining whether for marketable securities: (1) the Company intends to sell the marketable security, and (2) it is more likely than not that the Company will be required to sell the marketable security before its anticipated recovery.

(8) Fair Value of Financial Instruments

The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, restricted cash and escrows, accounts and rents receivable, accounts payable and accrued expenses, accrued real estate taxes payable and due to related parties approximates their fair values at June 30, 2014 and December 31, 2013 due to the short maturity of these instruments.

All financial assets and liabilities are recognized or disclosed at fair value using a fair value hierarchy as described in note 2 — “Fair Value Measurements.”

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

The following table presents the Company’s assets and liabilities, measured at fair value on a recurring basis, and related valuation inputs within the fair value hierarchy utilized to measure fair value as of June 30, 2014 and December 31, 2013:

	Level 1	Level 2	Level 3	Total
June 30, 2014
Asset - investment in marketable securities	$13,101	$—	$—	$13,101
Asset - interest rate swap	$—	$246	$—	$246
Liability - interest rate swap	$—	$3,905	$—	$3,905
December 31, 2013
Asset - investment in marketable securities	$24,871	$9,199	$—	$34,070
Asset - interest rate swap	$—	$2,379	$—	$2,379
Liability - interest rate swap	$—	$4,127	$—	$4,127

The valuation techniques used to measure fair value of the investment in marketable securities above was quoted prices from national stock exchanges and quoted prices from third party brokers for similar assets (see note 7). The Company performs certain validation procedures such as verifying changes in security prices from one period to the next and verifying ending security prices on a test basis.

The valuation techniques used to measure the fair value of the interest rate swaps above in which the counterparties have high credit ratings, were derived from pricing models provided by a third party, such as discounted cash flow techniques, with all significant inputs derived from or corroborated by observable market data. The Company verifies the ending values provided by the third party to the values received on the counterparties’ statements for reasonableness. The Company’s discounted cash flow techniques use observable market inputs, such as LIBOR-based yield curves.

The Company estimates the fair value of its total debt by discounting the future cash flows of each instrument at rates currently offered for similar debt instruments of comparable maturities by the Company’s lenders using Level 3 inputs. The carrying value of the Company’s mortgage debt (including mortgage debt classified as held for sale) was $860,642 and $1,185,433 at June 30, 2014 and December 31, 2013, respectively, and its estimated fair value was $862,407 and $1,211,250 as of June 30, 2014 and December 31, 2013, respectively. The Company’s carrying amount of variable rate borrowings on the credit facility and securities margin payable approximates their fair values at June 30, 2014 and December 31, 2013.

(9) Transactions with Related Parties

The Company has an investment in Insurance Captive, an insurance captive entity with other REITs sponsored by our Sponsor and a third party. The Insurance Captive is included in the Company’s disclosure of Unconsolidated Entities (see note 6) and is included in investment in unconsolidated entities on the consolidated balance sheets.

The Company purchased a $2,500 interest in the Keller TX Retail DST, a newly formed Delaware statutory trust (the “Trust”) through Inland Private Capital Corporation, which is a wholly owned subsidiary of a related party, The Inland Group, Inc. The Trust is included in the Company’s disclosure of Unconsolidated Entities (see note 6) and is included in investment in unconsolidated entities on the consolidated balance sheets.

As of June 30, 2014 and December 31, 2013, the Company owed a total of $309 and $2,074, respectively, to our Sponsor and its affiliates related to advances used to pay administrative and offering costs and certain accrued expenses which are included in due to related parties on the consolidated balance sheets. These amounts represent non-interest bearing advances by the Sponsor and its affiliates and accrued business management fees, which the Company intends to repay.

At June 30, 2014 and December 31, 2013, the Company held $797 and $789, respectively, in shares of common stock in Inland Real Estate Corporation, which are classified as available-for-sale securities and recorded at fair value.

The Company has 1,000 shares of common stock in the Inland Real Estate Group of Companies with a recorded value of $1 at June 30, 2014 and December 31, 2013, which are accounted for under the cost method and included in investment in unconsolidated entities on the consolidated balance sheets.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

The following table summarizes the Company’s related party transactions for the three and six months ended June 30, 2014 and 2013.

		For the Three Months		For the Six Months		Unpaid Amounts as of
		Ended June 30,		Ended June 30,		June 30,	December 31,
		2014	2013	2014	2013	2014	2013
General and administrative:
General and administrative reimbursement	(a)	$1,490	$346	$1,787	$755	$296	$292
Loan servicing	(b)	84	77	160	151	—	—
Investment advisor fee	(c)	78	76	146	156	13	25
Total general and administrative to related parties		$1,652	$499	$2,093	$1,062	$309	$317
Acquisition related costs	(d)	$87	$153	$133	$207	—	—
Real estate management fees	(e)	2,076	2,134	4,182	4,339	—	—
Business management fee	(f)	3,145	3,687	6,591	7,187	—	1,757
Loan placement fees	(g)	—	67	—	49	—	—
Cost reimbursement	(h)	—	—	—	27	—	—

(a)                  The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration. Such costs are included in general and administrative expenses in the consolidated statements of operations and other comprehensive income.

(b)                  A related party of the Business Manager provides loan servicing to the Company for an annual fee equal to .03% of the first $1,000,000 of serviced loans and .01% for serviced loans over $1,000,000. These loan servicing fees are paid monthly and are included in general and administrative expenses in the consolidated statements of operations and other comprehensive income.

(c)                   The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.

(d)                  The Business Manager and its related parties are reimbursed for acquisition, dead deal and transaction related costs of the Business Manager and its related parties relating to the Company’s acquisition of real estate assets. These costs relate to both closed and potential transactions and include customary due diligence costs including time and travel expense reimbursements. Such costs are included in acquisition related costs in the consolidated statements of operations and other comprehensive income. The Company does not pay acquisition fees to its Business Manager or its affiliates.

(e)                  The real estate managers, entities owned principally by individuals who are related parties of the Business Manager, receive monthly real estate management fees up to 4.5% of gross operating income (as defined), for management and leasing services. Such costs are included in property operating expenses in the consolidated statements of operations and other comprehensive income. In addition to these fees, the real estate managers receive reimbursements of payroll costs for property level employees. The Company reimbursed or will reimburse the real estate managers and other affiliates $1,139 and $1,125 for the six months ended June 30, 2014 and 2013, respectively.

(f)                    Subject to satisfying the criteria described below, the Company pays the Business Manager a quarterly business management fee equal to a percentage of the Company’s “average invested assets” (as defined in the business management agreement), calculated as follows:

(1)                  if the Company has declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 7% annualized distribution rate (assuming a share was purchased for $10.00), it will pay a fee equal to 0.1875% of its “average invested assets” for that prior calendar quarter;

(2)                  if the Company has declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 6% annualized distribution rate but less than 7% annualized distribution rate (assuming a

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

share was purchased for $10.00), it will pay a fee equal to 0.1625% of its “average invested assets” for that prior calendar quarter;

(3)                  if the Company has declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 5% annualized distribution rate but less than 6% annualized distribution rate (assuming a share was purchased for $10.00), it will pay a fee equal to 0.125% of its “average invested assets” for that prior calendar quarter; or

(4)                  if the Company does not satisfy the criteria in (1), (2) or (3) above in a particular calendar quarter just ended, it will not, except as set forth below, pay a business management fee for that prior calendar quarter.

(5)                  Assuming that (1), (2) or (3) above is satisfied, the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount that may be paid. If the Business Manager decides to accept less in any particular quarter, the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or deferred, without interest, to be paid at a later point in time. This obligation to pay the deferred fee terminates if the Company acquires the Business Manager. For the six months ended June 30, 2014 and 2013, the Business Manager was entitled to a business management fee in the amount equal to $6,591 and $7,351, respectively of which $0 and $164, respectively was permanently waived.

Separate and distinct from any business management fee, the Company will also reimburse the Business Manager, the Real Estate Managers and their affiliates for certain expenses that they, or any related party including the Sponsor, pay or incur on its behalf including the salaries and benefits of persons employed except that the Company will not reimburse either our Business Manager or Real Estate Managers for any compensation paid to individuals who also serve as the Company’s executive officers, or the executive officers of the Business Manager, the Real Estate Managers or their affiliates; provided that, for these purposes, the secretaries will not be considered “executive officers.” These costs were recorded in general and administrative expenses in the consolidated statements of operations and other comprehensive income.

(g)                   The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan it places for the Company. Such costs are capitalized as loan fees and amortized over the respective loan term.

(h)                  The Company reimburses a related party of the Business Manager for costs incurred for construction oversight provided to the Company relating to its development project. These reimbursements are paid monthly during the development period. These costs are capitalized and are included in construction in progress on the consolidated balance sheet.

The Company may pay additional types of compensation to affiliates of the Sponsor in the future, including the Business Manager and the Real Estate Managers and their respective affiliates; however, we did not pay any other types of compensation for the six months ended June 30, 2014 and 2013.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

(10) Mortgages, Credit Facility, and Securities Margins Payable

The following table shows the scheduled maturities and required principal payments of the Company’s mortgages payable and Credit Facility, for each of the next five years and thereafter, including the effects of interest rate swaps:

	2014 (remainder of year)	2015	2016	2017	2018	Thereafter	Total
Fixed rate debt:
Mortgages payable (a)	$276	$48,426	$47,804	$48,838	$77,927	$515,448	$738,719
Total fixed rate debt	276	48,426	47,804	48,838	77,927	515,448	738,719

Variable rate debt:
Mortgages payable (a)	—	50,140	2,232	18,340	5,180	45,000	120,892
Total variable debt	—	50,140	2,232	18,340	5,180	45,000	120,892

Total debt	$276	$98,566	$50,036	$67,178	$83,107	$560,448	$859,611

Weighted average interest rate on debt:
Fixed rate debt	5.59%	5.52%	4.83%	4.27%	5.27%	4.48%	4.64%
Variable rate debt	—	1.90%	2.65%	2.63%	2.50%	2.60%	2.31%
Total	5.59%	3.68%	4.74%	3.82%	5.10%	4.33%	4.32%

(a)                  Excludes net mortgage premiums of $1,031, associated with debt assumed at acquisition, net of accumulated amortization as of June 30, 2014.

The principal amount of our mortgage loans outstanding as of June 30, 2014 and December 31, 2013 (including mortgage debt classified as held for sale) was $859,611 and $1,184,256, respectively, and had a weighted average stated interest rate of 4.30% per annum, which includes effects of interest rate swaps. All of the Company’s mortgage loans are secured by first mortgages on the real estate assets.

The mortgage loans may require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations. As of June 30, 2014, all of the mortgages were current in payments and the Company was in compliance with such covenants.

On November 1, 2012, the Company entered into an amended and restated credit agreement (as amended the “Credit Facility”), under which the Company may borrow, on an unsecured basis, up to $105,000. The Company has the right, provided that no default has occurred and is continuing, to increase the facility amount up to $200,000 with approval from the lending group. The obligations under the Credit Facility will mature on October 31, 2015, which may be extended to October 31, 2016 subject to satisfaction of certain conditions. The Company has the right to terminate the facility at any time, upon one business day notice and the repayment of all of its obligations thereunder. Borrowings under the Credit Facility bear interest at a base rate applicable to any particular borrowing (e.g., LIBOR) plus a graduated spread that varies with the Company’s leverage ratio. The Company generally will be required to make monthly interest-only payments, except that we may be required to make partial principal payments in order to comply with certain debt covenants set forth in the Credit Facility. The Company is also required to pay, on a quarterly basis, an amount up to 0.35% per annum on the average daily unused funds remaining under the Credit Facility. The Credit Facility requires compliance with certain covenants which may restrict the availability of funds under the Credit Facility. Our performance of the obligations under the Credit Facility, including the payment of any outstanding indebtedness thereunder, is secured by a guaranty by certain of our subsidiaries owning unencumbered properties. The amount outstanding on the Credit Facility was $0 and $52,500 as of June 30, 2014 and December 31, 2013, respectively.

The Company has purchased a portion of its marketable securities through margin accounts. As of June 30, 2014 and December 31, 2013, the Company had a payable of $0 and $10,341, respectively, for securities purchased on margin. The debt

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

bears a variable interest rate. As of December 31, 2013, the interest rate was 0.51% per annum. The securities margin payable was due upon the sale of marketable securities.

Interest Rate Swap Agreements

The Company entered into interest rate swaps to fix the floating LIBOR based debt under certain variable rate loans to a fixed rate to manage the risk exposed to interest rate fluctuations. The Company will generally match the maturity of the underlying variable rate debt with the maturity date on the interest swap.

The following table summarizes the Company’s interest rate swap contracts outstanding as of June 30, 2014:

Date Entered		Effective Date	Maturity Date	Pay Fixed Rate	Receive Floating Rate Index	Notional Amount	Fair Value as of June 30, 2014	Fair Value as of December 31, 2013
March 11, 2011	(1)	April 5, 2011	November 5, 2015	5.01%	1 month LIBOR	$9,350	$—	$(322)
June 22, 2011		June 24, 2011	June 22, 2016	4.47%	1 month LIBOR	13,359	(390)	(457)
October 28, 2011		November 1, 2011	October 21, 2016	3.75%	1 month LIBOR	10,837	(221)	(240)
May 9, 2012		May 9, 2012	May 9, 2017	3.38%	1 month LIBOR	10,150	(86)	(66)
June 13, 2012	(2)	June 10, 2011	December 10, 2018	5.17%	1 month LIBOR	49,391	(3,208)	(3,041)
July 24, 2012	(1)	July 26, 2012	July 20, 2017	3.09%	1 month LIBOR	4,677	—	23
October 1, 2012		April 1, 2014	March 29, 2019	3.85%	1 month LIBOR	45,000	208	977
October 2, 2012		October 4, 2012	October 1, 2017	3.73%	1 month LIBOR	24,750	16	132
October 4, 2012	(1)	October 4, 2012	October 3, 2019	3.15%	1 month LIBOR	10,808	—	402
December 20, 2012		December 20, 2012	December 20, 2017	3.36%	1 month LIBOR	9,900	22	87
February 14, 2013	(1)	February 14, 2013	December 31, 2022	4.25%	1 month LIBOR	14,900	—	757
					Total	$203,122	$(3,659)	$(1,748)

(1)                  Interest rate swaps were settled as part of Tranche I Closing of the Net Lease Properties on January 31, 2014.

(2)                  Assumed at the time of acquisition of Walgreens NE Portfolio with a then fair value of ($5,219). The Company retained this interest rate swap subsequent to the sale of the Walgreens NE Portfolio in the Bulwark Closing of the Net Lease Sale Transaction.

The Company has documented and designated these interest rate swaps as cash flow hedges. Based on the assessment of effectiveness using statistical regression, the Company determined that the interest rate swaps are effective. Effectiveness testing of the hedge relationship and measurement to quantify ineffectiveness is performed each fiscal quarter using the hypothetical derivative method. As these interest rate swaps qualify as cash flow hedges, the Company adjusts the cash flow hedges on a quarterly basis to their fair values with corresponding offsets to accumulated other comprehensive income. The Company does not offset derivative liabilities with derivative assets relating to its cash flow hedges. The Company has recorded an accumulated net unrealized gain of $233 and $2,125 on the consolidated balance sheet as of June 30, 2014 and December 31, 2013, respectively. The interest rate swaps have been and are expected to remain highly effective for the term of the hedge. Effective amounts are reclassified to interest expense as the related hedged expense is incurred. Any ineffectiveness on the hedges is reported in other income/expense. For the three months ended June 30, 2014 and 2013, the Company had $(79) and $62, respectively of ineffectiveness on its cash flow hedges. Amounts related to the swaps expected to be reclassified from accumulated other comprehensive income to interest expense in the next twelve months total $1,614.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

The table below presents the fair value of the Company’s cash flow hedges as well as their classification on the consolidated balance sheets as of June 30, 2014 and December 31, 2013.

	June 30, 2014		December 31, 2013
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as cash flow hedges:
Interest rate swaps	Other liabilities	$(3,905)	Other liabilities	$(4,127)
Interest rate swaps	Other assets	246	Other assets	2,379

The table below presents the effect of the Company’s derivative financial instruments on the consolidated statements of operations and other comprehensive income for the three and six months ended June 30, 2014 and 2013:

Derivatives in Cash Flow Hedging Relationships	Amount of (Loss) Gain Recognized in OCI on Derivative (Effective Portion)		Location of (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Loss) Gain Recognized in Income on Derivative (Ineffective Portion)	Amount of (Loss)Gain Recognized in Income on Derivative (Ineffective Portion)
Three months ended June 30,	2014	2013		2014	2013		2014	2013
Interest rate swaps	$(1,292)	$4,505	Interest Expense	$(416)	$(369)	Other Expense	$(77)	$65

Six months ended June 30,	2014	2013		2014	2013		2014	2013
Interest rate swaps	$(2,617)	$4,345	Interest Expense	$(725)	$(694)	Other Expense	$(79)	$62

(11) Redeemable Noncontrolling Interests

Certain of the Company’s consolidated joint ventures have issued units to noncontrolling interest holders that are redeemable at the noncontrolling interest holder’s option for cash, or for shares of the Company’s common stock at the Company’s option. If the noncontrolling interest holder seeks redemption of its units for the Company’s shares, the joint ventures may redeem the units through issuance of common stock by the Company on a one-for-one basis or through cash settlement at the redemption price. These redeemable noncontrolling interests will become redeemable at future dates generally no earlier than in 2015 and no later than 2022 based on certain redemption criteria. The redeemable noncontrolling interests are not mandatorily redeemable.

The following table summarizes the redeemable noncontrolling interests as of June 30, 2014.

Joint Venture	Number of Redeemable Noncontrolling Interests Units Outstanding (1)	Redeemable Noncontrolling Interests at Issuance	Carrying Value of Redeemable Noncontrolling Interests	Preferred Return per Annum	Notes
Kohl’s Cumming	—	$1,416	$—	5.00%	(2), (3)
City Center	2,656,450	26,565	26,751	4.00%	(3), (4)
Crossing at Killingly	960,802	9,608	9,843	3.50%	(3), (5)
Territory Portfolio	3,000,000	30,000	30,000	4.00%	(6)
Total	6,617,252	$67,589	$66,594

(1)                  Redeemable noncontrolling interest units had a fair value of $10.00 each at the time of issuance.

(2)                  As part of the Tranche II(a) closing of the Net Lease Properties on April 1, 2014, the Company’s ownership interest in the Kohl’s Cumming joint venture, a consolidated subsidiary, was sold and the redeemable noncontrolling interests were derecognized.

(3)                  If the unit holder elects shares and the joint venture pays the redemption price in cash, the redemption value will be greater of (i) $10.00 per unit, plus any accumulated, accrued and unpaid distributions to and including the date of redemption or (ii) the Company’s share price per share.

(4)                  Preferred return started on June 7, 2013, upon fulfillment of the deferred investment property acquisition obligations.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

(5)                  Preferred return will increase to 5.50% per annum on October 3, 2015. The joint venture may issue up to an additional 298,121 redeemable noncontrolling interest units to settle its earnout liability included in the Company’s investment property acquisition obligation on the consolidated balance sheet (see note 16).

(6)                  If the unit holder elects shares and the joint venture pays the redemption price in cash, the redemption value will be $10.00 per unit plus 50% of the excess of the Company’s share price per share over $10.00 per unit.

Below is a table reflecting the activity of the consolidated redeemable noncontrolling interests,

	Six Months Ended June 30,
	2014	2013
Balance at beginning of period	$67,950	$47,215
Issuance of redeemable noncontrolling interests	—	20,473
Net income attributable to redeemable noncontrolling interests	1,376	1,047
Settlement of redeemable noncontrolling interests	(1,416)	—
Payment of preferred return	(1,316)	(820)
Balance at close of period	$66,594	$67,915

(12) Accumulated Other Comprehensive Income (Loss)

The following table indicates the changes and reclassifications affecting accumulated other comprehensive income (loss) by component for the three and six months ended June 30, 2014 and 2013.

	Gain (Loss) on Cash Flow Hedges			Unrealized Gains and (Losses) on Available-for-sale Securities			Total
For the three months ended June 30:	2014	2013		2014	2013		2014	2013
Accumulated other comprehensive income - April 1	$1,109	$(3,117)		$2,399	$5,704		$3,508	$2,587
Activity for current-period:
Other comprehensive loss before reclassifications	(1,292)	4,505		846	(2,080)		(446)	2,425
Amounts reclassified from other comprehensive income (loss) into income	416	369	(1)	(1,818)	(81	)(2)	(1,402)	288
Net current-period other comprehensive loss	(876)	4,874		(972)	(2,161)		(1,848)	2,713
Accumulated other comprehensive income - June 30	$233	$1,757		$1,427	$3,543		$1,660	$5,300

For the six months ended June 30:	2014	2013		2014	2013		2014	2013
Accumulated other comprehensive income (loss) - January 1	$2,125	$(3,282)		$578	$2,999		$2,703	$(283)
Activity for current-period:
Other comprehensive (loss) income before reclassifications	(2,617)	4,345		2,691	651		74	4,996
Amounts reclassified from other comprehensive income (loss) into income	725	694	(1)	(1,842)	(107	)(2)	(1,117)	587
Net current-period other comprehensive (loss) income	(1,892)	5,039		849	544		(1,043)	5,583
Accumulated other comprehensive income (loss) - June 30	$233	$1,757		$1,427	$3,543		$1,660	$5,300

(1)                  Included in interest expense on the consolidated statements of operations and other comprehensive income.

(2)                  Included in realized gain on sale of marketable securities on the consolidated statements of operations and other comprehensive income.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (unaudited)

(Dollar amounts in thousands, except per share data)

(13) Income Taxes

The Company had no uncertain tax positions as of June 30, 2014 and December 31, 2013. The Company expects no significant increases or decreases in uncertain tax positions due to changes in tax positions within one year of June 30, 2014. As of June 30, 2014, returns for the calendar years 2010, 2011, 2012 and 2013 remain subject to examination by the U.S. tax jurisdiction and various state and local tax returns remain subject to examination for the years 2009, 2010, 2011, 2012 and 2013 by the state and local tax jurisdictions.

(14) Distributions

The Company has paid distributions based on daily record dates, payable monthly in arrears. The distributions that the Company has paid are equal to a daily amount equal to $0.00164384, which if paid each day for a 365-day period, would equal $0.60 per share or a 6.0% annualized rate based on a purchase price of $10.00 per share. During for the six months ended June 30, 2014 and 2013, the Company declared cash distributions, totaling $35,053 and $34,461, respectively.

(15) Earnings (Loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period (the “common shares”). Diluted EPS is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding plus potential common shares issuable upon exercising options or other contracts. As of June 30, 2014 and 2013, the Company’s only potentially dilutive common share equivalents outstanding were the redeemable noncontrolling interests that could be converted to 6,617,252 and 6,758,854 common shares, respectively, at future dates. As of June 30, 2014, our consolidated joint venture may issue up to an additional 298,121 redeemable noncontrolling interest units to settle its earnout liability included in the Company’s investment property acquisition obligation on the consolidated balance sheet (see note 16).  For the three and six months ended June 30, 2014 and 2013, the common share equivalents were excluded as they were antidilutive.

(16) Commitments and Contingencies

Eight of the Company’s properties have earnout components related to property acquisitions. The maximum potential earnout payment was $17,258 at June 30, 2014. The table below presents the change in the Company’s earnout liability for the six months ended June 30, 2014 and 2013.

	For the Six Months Ended June 30,
	2014	2013
Earnout liability — beginning of period, fair value	$29,203	$70,580
Increases:
Amortization expense	124	1,766
Decreases:
Payments to settle earnouts	(8,556)	(14,432)
Payments to settle earnouts in units	—	(20,473)
Partial repayment of note receivable in settlement of earnout	(4,056)	—
Other:
Fair value adjustment of earnout liability	(1,065)	(275)
Earnout liability — end of period, fair value	$15,650	$37,166

The Company has provided a partial guarantee on certain financial obligations of our subsidiaries with an outstanding principal balance of $220,834. As of June 30, 2014, these guarantees totaled to an aggregate recourse amount of $71,014.

As of June 30, 2014, our consolidated joint ventures had $66,594 in redeemable noncontrolling interests that will become redeemable at future dates generally no earlier than in 2015 and no later than 2022 based on certain redemption criteria. The redeemable noncontrolling interests are not mandatorily redeemable. At the noncontrolling interest holders’ option, the Company may be required to pay cash, but if the noncontrolling interest holder elects to redeem its interest for the Company’s stock, the Company at its option, may pay cash, issue common stock, or a mixture of both. See additional information relating to these redeemable noncontrolling interests in note 11.

The Company may be subject, from time to time, to various legal proceedings and claims that arise in the ordinary course of business. While the resolution of these matters cannot be predicted with certainty, management believes, based on currently available information, that the final outcome of such matters will not have a material adverse effect on the consolidated financial statements of the Company.

(17) Segment Reporting

The Company has one reportable segment as defined by U.S. GAAP for the three and six months ended June 30, 2014 and 2013.

(18) Subsequent Events

The Company has evaluated events and transactions that have occurred subsequent to June 30, 2014 through September 15, 2014 for potential recognition and disclosure in these consolidated financial statements. See note 1 for information regarding the completion of the previously announced merger with Kite.